                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT ("Agreement") is made and entered into effective the 22nd day of November, 1999, by and among REDBALL, LLC, a Minnesota limited liability company (the "Company"), C.A.P., INC., a Minnesota corporation (the "Contributor") and STEVEN CLAUSSEN and ROBERT CLAUSSEN, both individuals residing in the State of Minnesota (collectively, Steven Claussen and Robert Claussen are referred to herein as the "Claussens").

                                    RECITALS

         WHEREAS, the Contributor desires to acquire a total of one hundred thousand (100,000) membership units of the Company in exchange for the contribution of certain assets to the Company by the Contributor (the "Membership Units");

         WHEREAS, as the sole shareholders of the Contributor, the Claussens will receive a material benefit when the Contributor acquires the Membership Units;

         WHEREAS, to induce Ag-Chem Equipment Co., Inc. to become a member of the Company with the Contributor, the Claussens desire to make certain representations and warranties regarding such assets; and

         WHEREAS, the Company is willing to issue such Membership Units to the Contributor, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals, the capital contribution contemplated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.) Contribution. The Contributor hereby contributes to the Company (the "Contribution") the assets listed on Schedule I (the "Assets") which constitute substantially all of the assets of the business operating under the name of C.A.P., Inc. (the "Business") in consideration for the Membership Units and subject to the execution of the Member Control Agreement of even date herewith (the "Member Control Agreement").

         2.) Assumption of Liabilities. In connection with the contribution of the Assets as provided in Section 1, the Company agrees to assume the obligations of the Contributor and Business as listed on Schedule 2. It is expressly understood and agreed that the Company will not be liable for any obligations, liabilities, contracts, debts, claims, costs, expenses, agreements or understandings of any kind or nature whatsoever related to the Assets or the Business except as provided on Schedule 2. In addition, (i) the Contributor shall pay all income, sales, use, business, occupation, withholding, employment, security or similar tax, or any other taxes of any kind whatsoever with respect to the Assets and the operation of the Business relating to any period before the close of business on the day prior to date of this Agreement; and (ii) the Contributor shall pay all transfer taxes and similar charges, if any, arising out of the transfer of the Assets. The Contributor shall also be, and remain liable for, any and all third-party charges or levies attributable to the Contributor's period of ownership of the Assets and operation of the Business through the day prior to the date of this Agreement.

         3.) Terms Governing Membership Units. The Contributor acknowledges that the Membership Units, and all of the Contributor's rights in the Company, shall be subject to and controlled by the terms of the Member Control Agreement, the Company's Articles of Organization, the Company's Operating Agreement (if any) and the Minnesota Limited Liability Company Act, Chapter 322B of the Minnesota Statutes. Without limiting the foregoing, the Contributor acknowledges that the Membership Units are not freely transferable and may, in fact, be prohibited from sale for an extended period of time and that, as a consequence thereof, the Contributor must bear the economic risk of an investment in the Membership Units for an indefinite period of time and may have extremely limited opportunities to dispose of the Membership Units.

         4.) Representations and Warranties of the Contributor and the Claussens. The Contributor and the Claussens, jointly and severally, represent and warrant to the Company as follows:

         (a) No Conflict; Required Consents. To the best of the Contributor's and the Claussens' knowledge, the execution and delivery by the Contributor or the Claussens of this Agreement, the Member Control Agreement or any other document related thereto and the consummation by the Contributor and the Claussens of the transactions contemplated thereby do not and will not: (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which the Contributor, the Claussens or the Business is a party, or by which the Contributor, the Claussens or the Business or the property of the Contributor or the Business is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon the Assets; or (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to the Contributor, the Claussens or the Business relating to the Contribution of the Assets.

         (b) Compliance with Laws. To the best of the Contributor's and the Claussens' knowledge, the Business is not in violation of, under investigation with respect to, threatened to be charged with or has been given notice of any non-compliance with, enforcement action under or violation of any applicable law, statute, order, rule, regulation, agency agreement, judgment, decree, arbitration award, penalty or fine entered


                                       2.

         by any federal, state, local or foreign court or governmental authority relating to the operation of the Business or to the Assets, including, without limitation, any environmental laws, laws concerning occupational health and safety, laws pertaining to disabled persons, or applicable zoning laws or regulations. There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding to which the Business or the Assets would be subject. Schedule 3 sets forth a list of all of the permits and licenses necessary to operate the Business, and true, correct and complete copies of all of the licenses and permits have previously been delivered to the Company.

         (c) Assets. To the best of the Contributor's and the Claussens' knowledge, the Assets are in good operating condition and repair, normal wear and tear excepted. The Contributor and the Claussens have caused all repairs and maintenance on the Assets to be performed in conformance with all recommendations of the manufacturers of the Assets. As of the date of this Agreement, the Assets are of a quality and quantity consistent with the ordinary course of the Business, and none of the inventory or equipment will be obsolete or unusable in the ordinary course of business. The Assets are sufficient in all respects for the Company to operate the Business upon their Contribution in a manner consistent with the normal and customary practice in industry.

         (d) Title to Assets. Except as provided on Schedule 2, the Contributor has good, valid and marketable title to all of the Assets, free and clear of any liens, pledges, charges, encumbrances, claims, or similar rights of third parties.

         (e) Litigation; Judgments. To the best of the Contributor's and the Claussens' knowledge, there is no action, proceeding or investigation pending or threatened against or involving relating to any of the Assets or the operation of the Business, nor is there any action or proceeding pending or threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might adversely affect the Business or the Assets, or the Contributor's ability to consummate the transactions contemplated by this Agreement, the Member Control Agreement or any other documents related thereto.

         (f) Insurance. The Contributor has maintained (and currently maintain) property, fire, casualty, liability, workman's compensation and other forms of insurance relating to the Assets and the operation of the Business against risks of the kind customarily insured against and in amounts not less than the replacement cost of the Assets.

         (g) Material Contracts. Except as set forth in Schedule 4, neither the Contributor nor the Business are a party to, nor are the Assets bound by, any distributors or manufacturer representative or agency agreement, any output or requirements agreement, or any indenture, mortgage, deed of trust, lease or other agreement.

         (h) Intellectual Property. Except as set forth in Schedule 5, neither the Contributor nor the Business use any trademark, service mark, trade name, copyright or brand name


                                       3.

         in the operation of the Business, nor do they own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications or brand names ("Intellectual Property"). No consent or filing is required in connection with the assignment of the Intellectual Property to the Company. The Contributor owns the Intellectual Property free and clear of any claims or rights of third parties. No person (other than the Contributor) owns any trademark, trade name, trademark registration, or application, service mark, trade name, copyright, copyright registration or application, or brand name, the use of which is necessary or contemplated in connection with the performance of any contract to which the Contributor or the Business is a party.

         (i) Solvency. Before and after the Contribution, the Contributor is not bankrupt or insolvent, and has a positive net worth.

         (j) Relationship with Customers and Insurance Company. No (a) customer of the Business, (b) insurance company or agency, (c) referral source, or (d) third party vendor has notified the Contributor or the Claussens that it will terminate (or has threatened to terminate) its relationship with the Business or the Contributor or no longer do business or refer business to the Business or the Contributor.

         (k) Full Disclosure. This Agreement and the exhibits and schedules attached hereto disclose all facts material to the Assets, the operation of the Business and the acceptance of the Contribution. No statement contained herein in or in any certificate, schedule, list, exhibit, document, agreement or other instrument furnished by the Contributor or its representatives contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         5.) Investment Purpose in Acquiring Membership Units. The Contributor acknowledges that the Membership Units have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and that the Membership Units will be issued to the Contributor in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Contributor's representations and agreements contained herein. The Contributor is acquiring the Membership Units for its own account for investment purposes only and not with a view to their resale or distribution. The Contributor has no present intention to divide its participation with others or to resell or otherwise dispose of all or any part of the Membership Units. Furthermore, the Contributor represents and warrants the following relating to its investment in the Membership Units:

         (a) The Contributor is a corporation duly organized under the laws of the State of Minnesota with a principal place of business at the address set forth below.

         (b) The Contributor's taxpayer identification number is correctly set forth below.

         (c) The Contributor has full legal right, power and authority to enter into and perform this Agreement.


                                       4.

         (d) The Contributor: (i) has a preexisting personal or business relationship with the Company or one or more of its managers, governors or other Members, or (ii) by reason of the Contributor's business or financial experience, or by reason of the business or financial experience of the Contributor's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, the Contributor is capable of evaluating the risks and merits of this investment and of protecting the Contributor's own interests in connection with this investment.

         (e) The Contributor has obtained all information about the Company which the Contributor considers necessary, relevant and advisable to the decision to purchase the Membership Units. The Contributor has also had the opportunity to ask questions of, and to receive answers from, the Company or an agent or a representative of the Company concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information the Contributor deems necessary to verify such information.

         (f) The Membership Units acquired hereunder were not advertised for sale to the general public in any publication or by any other media or via mail or telephone.

         6.) No Delivery of Certificates. Upon acceptance of this Agreement by the Company, the books and records of the Company will be revised to reflect the Contributor's contribution as an investment in the Membership Units. No certificate evidencing the Membership Units will be issued or delivered.

         7.) Further Assurances. The Contributor agrees to execute and deliver any other instruments and documents, and to take such additional action, at its sole expense, as the Company may from time to time reasonably request to effect the payment of the Contribution as contemplated herein.

         8.) Survival of Representations. Each of the Contributor's representations, warranties, covenants and agreements made in this Agreement or in any other document or instrument executed and delivered in connection with the Contributor's Contribution shall survive the Company's acceptance of the same.

         9.) Indemnification. The Contributor agrees to indemnify the Company, and each current and future manager, governor and Member of the Company, against and to hold them harmless from any damage, loss, liability, claim or expense, including, without limitation, reasonable attorneys' fees, resulting from or arising out of the breach or inaccuracy of any of the representations, warranties, covenants or statements of the Contributor contained in this Agreement.

         10.) Schedules. All documents and other papers included as a part of any exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference.


                                       5.

         11.) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

         12.) Counterparts. This Agreement may be executed by the Company and by the Contributor in separate counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

COMPANY:                                   CONTRIBUTOR:
REDBALL, LLC                               C.A.P., INC.

By /s/ Steven Claussen                     By /s/ Steven Claussen
   ---------------------------------          ---------------------------------
   Its: President                             Its: President

                                           Address of Contributor:
                                           P.O. Box 186
                                           ---------------------------------
                                           East Hwy 12
                                           ---------------------------------
                                           Benson, MN 56215
                                           ---------------------------------
                                           TIN: 411952664
                                                ----------------------------

                                           CLAUSSENS:

                                           ROBERT CLAUSSEN

                                           /s/ Robert Claussen
                                           ---------------------------------
                                           Robert Claussen

                                           STEVEN CLAUSSEN

                                           /s/ Steven Claussen
                                           ---------------------------------
                                           Steven Claussen


                                       6.

                                   SCHEDULE 1

                                     ASSETS

See Attached.

                                  REDBALL, LLC

                                   SCHEDULE 1

                                     ASSETS

                            CONTRIBUTED BY CAP, INC.

                               SEPTEMBER 30, 1999

ASSETS

CURRENT ASSETS

   Cash                                                    $   227,096
   Accounts receivable, net                                  1,219,949
   Inventory                                                 2,696,456
   Prepaid expenses                                             42,197
                                                           -----------

           TOTAL CURRENT ASSETS                              4,185,698

PROPERTY, PLANT & EQUIPMENT
Building                                                        74,409
Leasehold Improvements                                          85,227
Equipment  1,276,818
Vehicles                                                       137,095
                                                           -----------
                                                             1,573,549
Accumulated depreciation                                     (752,468)
                                                           -----------
                                                               821,081

OTHER ASSETS, NET OF AMORTIZATION
   Investments                                                   3,182
   Loan origination fee                                              0
   Patent                                                            0
                                                           -----------
                                                                 3,182

TOTAL ASSETS                                               $ 5,009,961
                                                           ===========

                                   SCHEDULE 2

                                   LIABILITIES

                                  REDBALL, LLC

                                   SCHEDULE 2

                                   LIABILITIES

                            CONTRIBUTED BY CAP, INC.

                               SEPTEMBER 30, 1999

LIABILITIES

CURRENT LIABILITIES
   Accounts payable                                            $   502,243
   Customer deposits                                               392,692
   Accrued wages, commiss., bonus                                   65,523
   Other accrued liabilities                                         1,359
   Accrued insur, flex, vac/sick                                    60,038
   Accrued interest                                                 22,675
   Operating line of credit - Community First Bank               2,913,279
                                                               -----------

           TOTAL CURRENT LIABILITIES                             3,957,809

LONG TERM DEBT

   Bremer Bank - Pickups                                            38,604
   Community First - Punch Saw                                      15,548
                                                               -----------
                                                                    52,152

                                                               -----------
   TOTAL LIABILITIES                                           $ 4,009,961
                                                               ===========

                                   SCHEDULE 3

                              COMPLIANCE WITH LAWS

                                   SCHEDULE 4

                               MATERIAL CONTRACTS

                                   SCHEDULE 5

                              INTELLECTUAL PROPERTY